EX-99.J


   CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



We consent to the reference to our firm under the caption "Independent Registered Public Accounting Firm" in the Registration Statement (Form N-1A) of Potomac Funds filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 30 to the Registration Statement under the Securities Act of 1933 (File No. 333-28697) and this Amendment No. 31 to the Registration Statement under the Investment Company Act of 1940 (File No. 811-8243).


                                                /s/ ERNST & YOUNG LLP

Chicago, Illinois
June 24, 2004